UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025
Biohaven Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41477	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 28, 2025 (the “Closing Date”), Biohaven Ltd. (the “Company”) and certain of its subsidiaries entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and among Biohaven Therapeutics Ltd., as issuer (the “Issuer”), the Company and certain subsidiaries of the Company, as obligors (together with the Issuer, the “Obligors”), the purchasers party thereto (the “Purchasers”) and Beetlejuice SA LLC, as purchaser agent (the “Purchaser Agent”). Pursuant to the Note Purchase Agreement, the Purchasers agreed to purchase senior secured notes from the Issuer (i) subject to the satisfaction of certain customary closing conditions, in an initial tranche shortly after the Closing Date for an aggregate purchase price of $250 million (the “First Notes”) and (ii) subject to the satisfaction of certain conditions, including the receipt of approval from the U.S. Food and Drug Administration (the “FDA”) for troriluzole, in a second tranche in up to three purchases on or before June 30, 2026 for an aggregate purchase price of $150 million (the “Second Notes”). The proceeds from the sale of the First Notes and the Second Notes may be used for working capital and permitted business purposes. The Issuer may also sell to the Purchasers, at the Issuer’s option and subject to the approval of each Purchaser agreeing to participate therein, in its sole discretion, additional notes in up to four purchases for an aggregate purchase price of $200 million (the “Third Notes” and, together with the First Notes and the Second Notes, the “Notes”), the proceeds of which may be used solely to fund permitted acquisitions and related costs and expenses.

The Purchasers will be entitled to receive payments (the “Revenue Payments”) equal to, initially, 6.25% of the global net sales of troriluzole (“Net Sales”), which will increase pro rata upon the purchase of any of the Second Notes. If the aggregate amount of Revenue Payments (if troriluzole has received FDA approval) and any Milestone Payment (as defined below) made by the Issuer to the Purchasers pursuant to the Note Purchase Agreement as of December 31, 2030 (the “Test Date”) equals or exceeds the amount of the aggregate purchase price for the Notes paid by the Purchasers (the “Total Funded Amount”) to the Issuer pursuant to the Note Purchase Agreement (the “Test Date Condition”), the then-applicable percentage of Net Sales payable as Revenue Payments will automatically decrease by 60% for all subsequent years. If the Test Date Condition is not satisfied by the Test Date, the then-applicable percentage of Net Sales payable as Revenue Payments will automatically increase for all subsequent years to the lesser of (i) a rate that would have provided the Purchasers with 100% of the Total Funded Amount as of the Test Date had such rate applied from the Closing Date through and including the Test Date and (ii) 80%. The Revenue Payments will become payable to the Purchasers on a quarterly basis after the Closing Date.

The Issuer will also be obligated to pay to the Purchasers a milestone payment (the “Milestone Payment”) equal to 35% of the Funded Amount upon the approval by the FDA or European Medicines Agency (“EMA”) of troriluzole or other Company products. The Milestone Payment will be payable in equal quarterly installments starting in the quarter after the approval is received or, if the Milestone Payment is earned after the Test Date, in one single payment on the 10th Business Day after the date the approval is received.

In addition to the Revenue Payments and the Milestone Payment discussed above, if the Test Date Condition is not satisfied, then the Company will be obligated to make a one-time payment to the Purchasers equal to 100% of the Total Funded Amount as of the Test Date less the aggregate Revenue Payments and Milestone Payments made to the Purchasers as of the Test Date (the “True-Up Payment”). If troriluzole has not received FDA approval for the treatment of obsessive compulsive disorder or spinocerebellar ataxia as of the Test Date, any Milestone Payments shall be excluded in calculating the True-Up Payment.

The Purchasers’ right to receive the Revenue Payments shall terminate on the date on which the Purchasers have received Revenue Payments and Milestone Payments (the “Total Payments”), together with any True-Up Payment paid by the Issuer to the Purchasers, in an aggregate amount equal to the then-applicable Cap Amount, unless the Note Purchase Agreement is terminated prior to such date. The “Cap Amount” means an amount equal to the Total Funded Amount multiplied by (x) on or prior to the earlier of the Test Date and the date the Test Date Condition is satisfied, 1.65 with respect to the Second Notes and 1.95 with respect to the First Notes and any Third Notes, and (y) after the earlier of the Test Date and the date the Test Date Condition is satisfied, (a) with respect to the First Notes and Third Notes, (i) if the Test Date Condition is satisfied, 1.60, (ii) if the Test Date Condition is not satisfied and the Total Payments as of the Test Date are equal to or greater than 90% of the Total Funded Amount, 1.8, (iii) if the Test Date Condition is not satisfied and the Total Payments as of the Test Date are less than 90% but equal to or greater than 50% of the Total Funded Amount, 1.95, (iv) if the Test Date Condition is not satisfied and the Total Payments as of the Test Date are less than 50% of the Total Funded Amount, 2.10 if on or prior to the 8th anniversary of the Closing Date and 2.25 if after the 8th anniversary of the Closing Date, and (b) with respect to the Second Notes, (i) if the Test Date Condition is satisfied, 1.4, (ii) if the Test Date Condition is not satisfied and the Total Payments as of the Test Date are equal to or greater than 50% of the Funded Amount, 1.65, and (iii) if the Test Date Condition is not satisfied and the Total Payments as of the Test Date are less than 50% of the Funded Amount, 1.75.

If the Purchasers have not received Total Payments equal to the then-applicable Cap Amount as of the 10th anniversary of the Closing Date (or, if no products of the Company have been approved by the FDA or EMA on or before the Test Date, the 8th anniversary of the Closing Date), the Issuer will be obligated to pay to the Purchasers an amount equal to the Cap Amount less the Total Payments made as of such date.

Under the Note Purchase Agreement, the Issuer has an option (the “Call Option”) to terminate the Note Purchase Agreement and repurchase the Notes in full at any time upon advance written notice. Additionally, the Purchasers have an option (the “Put Option”) to terminate the Note Purchase Agreement and to require the Company to repurchase the Notes in full upon certain enumerated events, including, but not limited to, payment defaults, covenant defaults, material breaches of representations and warranties, cross defaults to material debt, bankruptcy and insolvency defaults, material judgment defaults, key man event or a change of control. The required purchase price with respect to the Call Option and the Put Option, as applicable, shall be (a) with respect to the portion of the Total Funded Amount relating to the First Notes and the Third Notes, (i) 120% of such amount if Purchasers exercise the Put Option (other than in connection with a change of control or in connection with a sale of all or substantially all assets relating to troriluzole under certain conditions) on or prior to the first anniversary of the Closing Date, (ii) 135% of such amount if the First Notes and Third Notes are repurchased voluntarily or in connection with a change of control on or prior to the date that is 18 months after the Closing Date or in connection with a sale of all or substantially all assets relating to troriluzole under certain conditions and provided that, in either case, no Default or Event of Default is continuing at such time, (iii) 150% of such amount if the First Notes and Third Notes are repurchased on or prior to the date that is 18 months after the Closing Date and the prior clauses (i) and (ii) do not apply, (iv) 175% of such amount if the the First Notes and Third Notes are repurchased from and after the date that is 18 months after the Closing Date and prior to the third anniversary of the Closing Date and (v) 195% of such amount if the First Notes and Third Notes are repurchased after the third anniversary of the Closing Date, provided that if the Total Payments as of the Test Date are less than 50% of the Total Funded Amount, the required purchase price shall be 210% of such amount if such purchase price is paid on or prior to the 8th anniversary of the Closing Date, and 225% of such amount if such purchase price is paid after the 8th anniversary of the Closing Date, and (b) with respect to the portion of the Total Funded Amount relating to the Second Notes, (i) 120% of such amount if the Second Notes are repurchased on or prior to the first anniversary of the first purchase date for such Second Notes, (ii) 135% of such amount if the Second Notes are repurchased after the first anniversary but on or prior to the second anniversary of the first purchase date for such Second Notes and (iii) 175% of such amount if the Second Notes are repurchased after the second anniversary of the first purchase date for such Second Notes, except in the event that the Total Payments as of the Test Date are equal to or greater than 50% of the Total Funded Amount, in which case the required purchase price shall be 165% of such amount, minus in each case in the preceding clauses (a) and (b), the aggregate Total Payments and any True-Up Payment made to the Purchasers prior to such date.

The Issuer’s obligations under the Note Purchase Agreement are guaranteed by the Company and certain of its subsidiaries (the “Guarantors”). To secure the Issuer’s obligations under the Note Purchase Agreement and the Guarantors’ obligations under the guarantees, the Obligors have granted the Purchaser Agent, for the benefit of the Purchasers, a security interest in the Obligors’ cash and equity interests and in specific assets related to troriluzole.

The Note Purchase Agreement contains affirmative and negative covenants, including covenants that limit or restrict the Obligors’ and their subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock and enter into restrictive agreements, in each case subject to certain exceptions set forth in the Note Purchase Agreement.

The description of the Note Purchase Agreement contained herein is a summary only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure
On April 28, 2025, the Company issued a press release announcing its entry into the Note Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Note Purchase Agreement, dated April 28, 2025, between Biohaven Therapeutics Ltd., the Company and the other obligors party thereto, the purchasers party thereto and Beetlejuice SA LLC.
99.1	Press Release, dated April 28, 2025, “Biohaven Announces Investment up to $600 Million by Oberland Capital.”
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2025

Biohaven Ltd.

By:	/s/ Vlad Coric, M.D.
Vlad Coric, M.D.
Chief Executive Officer

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